EXHIBIT 4.2
                         CITADEL SECURITY SOFTWARE INC.
                        INCENTIVE STOCK OPTION AGREEMENT


     THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement"), effective as of [Date], is made and entered into by and between Citadel Security Software Inc., a Delaware corporation (the "Company"), and [Employee Name] (the "Optionee").


     WHEREAS, the Company has implemented the Citadel Security Software, Inc. 2002 Stock Incentive Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") and approved by the Company's shareholders, and which provides for the grant of stock options to certain selected officers and key employees of the Company or its subsidiaries with respect to shares of Common Stock, $.01 par value, of the Company (the "Common Stock");


     WHEREAS, the Plan provides that certain options granted pursuant to the Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), while certain other options granted under the Plan will constitute non-qualified options;


     WHEREAS, the Plan provides that incentive stock options granted pursuant to the Plan may be offered to officers or other key employees of the Company or one of its subsidiaries;


     WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended;


     WHEREAS, the committee appointed by the Board to administer the Plan (the "Committee") has selected the Optionee to participate in the Plan and has awarded the incentive stock option described in this Agreement (the "Option") to the Optionee; and


     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.


     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Optionee to continue as an employee of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:

     1.     Grant  of  Option.  The Company hereby grants to the Optionee, upon
            -----------------
the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the


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Option to acquire [# of shares] shares of Common Stock, at an exercise price per share of [share price], effective as of the date of this Agreement (the "Date of Grant"). The Optionee hereby accepts the Option from the Company.

     2.     Vesting.  Except as otherwise provided for by the Plan, the shares
            -------
of Common Stock subject to the Option shall vest a s follows:

               shares  on
               shares  on
               shares  on
               shares  on
               shares  on
               shares  on
               shares  on
               shares  on
               shares  on  _____________


     3.     Exercise.  In order to exercise the Option with respect to any
            --------
vested portion, the Optionee shall provide written notice to the Company at its principal executive office. At the time of exercise, the Optionee shall pay to the Company the exercise price per share set forth in Section 1 times the number
                                                      ---------
of vested shares as to which the Option is being exercised. The Optionee shall make such payment in cash, check or at the Company's option, by the delivery of shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date immediately preceding the exercise date equal to the aggregate exercise price.

     4.     Who  May  Exercise.  The Option shall be exercisable only by the
            ------------------
Optionee except in the case of death or Disability (as defined in the Plan). To the extent exercisable after the Optionee's death or Disability, the Option shall be exercised only by the Optionee's representatives, executors, successors or beneficiaries.

     5.     Expiration  of  Option.  The Option shall expire, and shall not be
            ----------------------
exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of: (a) the 10th anniversary of the Date of Grant; (b) thirty days after the date of termination of the Optionee's employment with the Company for any reason other than death or Disability of the Optionee; or (c) one year after any termination of the Optionee's employment with the Company if such termination is due to the death or Disability of the Optionee. The Option shall expire, and shall not be exercisable, with respect to any unvested portion, immediately upon the termination of the Optionee's employment with the Company for any reason, including death or Disability. The right of the Optionee to receive any benefits from the Company after termination of employment with the Company by reason of employment contract, severance arrangement or otherwise shall not affect the determination that the Optionee's employment has been terminated with the Company for purposes of this Agreement.

     6.     Tax  Withholding.  Any provision of this Agreement to the contrary
            ----------------
notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto.


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     7.     Transfer of Option.  The Optionee shall not, directly or indirectly,
            ------------------
sell, transfer, pledge, encumber or hypothecate ("Transfer") any unvested portion of the Option or the rights and privileges pertaining thereto. In addition, the Optionee shall not, directly or indirectly, Transfer any vested portion of the Option other than by will or the laws of descent and distribution. Any permitted transferee to whom the Optionee shall Transfer the Option shall agree to be bound by this Agreement. Neither the Option nor the underlying shares of Common Stock is liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

     8.     Certain  Legal  Restrictions.  The Company shall not be obligated to
            ----------------------------
sell or issue any shares of Common Stock upon the exercise of the Option or otherwise unless the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Optionee, the Company may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. In addition, the Company shall have no obligation to the Optionee, express or implied, to list, register or otherwise qualify any of the Optionee's shares of Common Stock. The shares of Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At the Company's option, the certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

     Any Common Stock issued pursuant to the exercise of Options granted pursuant to this Agreement to a person who would be deemed an officer or director of the Company under Rule 16b-3 shall not be transferred until at least six months have elapsed from the date of grant of such Option to the date of disposition of the Common Stock underlying such Option.

     9.     Plan  Incorporated.  The Optionee accepts the Option subject to all
            ------------------
the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee's decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.


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     10.     Miscellaneous.
             -------------

     (a)     The Option is intended to be an incentive stock option under
Section 422 of the Code; provided, however, that neither the Company, its
                         --------  -------
directors, officers, employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to the Optionee or any other person or entity if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that the Option does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

     (b) The granting of the Option shall impose no obligation upon the Optionee to exercise the Option or any part thereof. Nothing contained in this Agreement shall affect the right of the Company to terminate the Optionee at any time, with or without cause, or shall be deemed to create any rights to employment on the part of the Optionee.

     (c) The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship that otherwise exists between the Company and the Optionee, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Company and the Optionee.

     (d) Neither the Optionee nor any person claiming under or through the Optionee shall be or shall have any of the rights or privileges of a Shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Optionee or such Optionee's agent.

     (e) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

     (f) Subject to the limitations in this Agreement on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

     (g) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     (h) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.


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     (i)     All section titles and captions in this Agreement are for
convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

     (j) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     (k) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     (l) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     (m) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     (n) At any time and from time to time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding option, provided that no such modification, extension or renewal shall (i) impair the Option in any respect without the consent of the holder of the Option or (ii) conflict with the provisions of Rule 16b-3. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     (o) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CITADEL SECURITY SOFTWARE INC.: OPTIONEE:

By:  ________________________________     By:  ________________________________

Name: Steven B. Solomon                   Name: [Name]
Title: President/CEO                      Address: [Address]


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